Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 26, 2024, relating to the consolidated financial statements of National Vision Holdings, Inc. and the effectiveness of National Vision Holdings, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of National Vision Holdings, Inc. for the year ended December 30, 2023.

/s/ Deloitte & Touche LLP

Atlanta, Georgia

June 27, 2024